Exhibit 99.1

Great Elm Capital Corp. Announces Third Quarter 2017 Financial Results; Net Investment Income of $0.32 Per Share; Board Declares First Quarter 2018 Distribution of $0.25 Per Share ($0.083 Per Share Per Month)

Waltham, Mass, November 6, 2017 – Great Elm Capital Corp. (“we”, “us”, “our” or “GECC”), (NASDAQ: GECC), today announced its financial results for the quarter ended September 30, 2017 and filed its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

▪

Net investment income (“NII”) for the quarter ended September 30, 2017 was approximately $3.6 million, or $0.32(1) per share, which was in excess of our declared distribution of $0.083 per share per month for the same period (approximately 1.28x distribution coverage).

▪	In November, the Board of Directors declared a monthly distribution of $0.083 per share for the first quarter of 2018, representing approximately 8.0% of September 30, 2017 NAV.
▪

Net assets on September 30, 2017 were approximately $132.8 million. Net asset value (“NAV”) per share on September 30, 2017 was $12.38, as compared to $13.29 per share on June 30, 2017. The decrease in NAV per share was primarily driven by unrealized, mark-to-market depreciation in our investment portfolio.

▪

We had approximately $59 thousand of net realized gains on portfolio investments that were monetized during the quarter ended September 30, 2017, or approximately $0.01 per share, and net unrealized depreciation of investments of approximately ($12.4) million, or approximately ($1.16) per share.

▪

During the quarter ended September 30, 2017, we purchased an aggregate of 838,724 shares through our stock buy-back program at an average price of $10.97, utilizing approximately $9.2 million of our $15.0 million 10b5-1 program and our overall $50 million stock repurchase program.

▪

From the commencement of the stock buyback program through November 6, 2017, we have purchased an aggregate of 1,357,079 shares at a weighted average price of $10.98 per share, resulting in approximately $14.9 million of cumulative cash paid to purchase shares (approximately 88.7% of September 30, 2017 NAV). Including the tender offer, we have purchased an aggregate of 2,226,644 shares to-date.

▪	During the quarter ended September 30, 2017, we invested approximately $49.5 million across five portfolio companies(2), including three new portfolio investments.

1

During the quarter ended September 30, 2017, we monetized approximately $18.9 million across six portfolio companies (in part or in full).(3)

“As a team, we continue to focus intently on both monetizing the legacy portfolio investments and deploying capital into new investments. We’re pleased to report that we invested in three new companies during Q3, deploying nearly $30 million into these investments,” said Peter A. Reed, Chief Executive Officer of GECC. “Additionally, favorable capital markets conditions allowed us to refinance our debt and reduce our cost of borrowing by 175 basis points.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2017, we held 24 debt investments across 20 companies, totaling approximately $152.8 million and representing 99.8% of invested capital. First lien and / or senior secured debt investments comprised 99.8% of invested capital as of the same date.

As of September 30, 2017, the weighted average current yield on our debt portfolio was approximately 13.4% with approximately 50.3% of invested debt capital in floating rate instruments.

During the quarter ended September 30, 2017, we deployed approximately $49.5 million(2) into new and existing investments across five companies (three new, two existing). The weighted average price of the new debt investments was $0.96, carrying a weighted average current yield of 10.6%. All of these investments are first lien and / or senior secured investments.

During the quarter ended September 30, 2017, we monetized six investments, in part or in full, for approximately $18.9 million(3), at a weighted average current yield of 11.2%. Our weighted average realization price was $1.00.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the quarter ended September 30, 2017 was approximately $6.5 million, or $0.58 per share. Net expenses for the period ended September 30, 2017 were approximately $2.9 million, or $0.26 per share.

Net realized gains for the quarter ended September 30, 2017 were approximately $59 thousand, or $0.01 per share. Net unrealized depreciation from investments for the quarter ended September 30, 2017 was approximately ($12.4) million, or ($1.16) per share.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2017, available liquidity from cash and money market investments was approximately $60.3 million, comprised of cash and cash equivalents, including investments in money market mutual funds.

Total debt outstanding as of September 30, 2017 was $66.3 million. Pro forma for the redemption of the FULLL notes on October 20, 2017, total debt outstanding was approximately $32.6 million, comprised entirely of the 6.50% notes due September 2022 (NASDAQ: GECCL).

RECENT DEVELOPMENTS

Distributions:

Our board of directors declared the monthly distributions for the Q1/2018 at $0.083 per share. The schedule of distribution payments is as follows:

Month	Rate	Record Date	Payable Date
January	$0.083	January 31, 2018	February 15, 2018
February	$0.083	February 28, 2018	March 15, 2018
March	$0.083	March 30, 2018	April 16, 2018

Our distribution policy has been designed to set a base distribution rate that is well-covered by NII. From time to time, as catalyst-driven investments are realized, we intend to supplement monthly distributions with special distributions from NII in excess of the declared distributions.(4)

Portfolio Investments:

In October 2017, the loans to Geo Specialty Chemicals, Inc. were extended to now mature on April 30, 2019.

In October 2017, the DIP loan to Optima Specialty Steel, Inc. was extended to now mature on November 30, 2017.

In October 2017, we purchased an additional $3.0 million par value of International Wire Group, Inc. bonds at a price of approximately 91.5% of par value.

Capitalization:

On July 31, 2017, we filed a registration statement with the SEC for a baby bond offering to commence as early as September. The intended use of proceeds was to pay off the callable 8.25% notes of 2020 (NASDAQ: FULLL) that were assumed in the merger with Full Circle and to make new investments, consistent with our investment objectives.

On September 13, 2017, we priced a deal of approximately $28.375 million in newly issued 6.50% notes due September 2022 (callable starting in September 2019), plus a fully subscribed over-allotment option for a total issue size of $32.631 million. Concurrent with the settlement of these notes, we provided notification of redemption to the existing FULLL noteholders. The new notes trade under the ticker “GECCL”. We reduced the interest rate on our debt by 175 basis points, resulting in an annual cash savings of approximately $721 thousand.

On October 20, 2017, the 2020 Notes that were assumed in the merger were redeemed in full.

Board of Directors:

At our November 2, 2017 annual meeting of stockholders, Revell Horsey, Mark Kuperschmid and Michael Speller were elected to our board of directors.  Our board designated Mr. Kuperschmid as our Lead Independent Director.

CONFERENCE CALL AND WEBCAST

Great Elm Capital Corp. will host a conference call and webcast on Tuesday, November 7, 2017 at 10:00 a.m. New York City time to discuss its third quarter financial results. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 9889719 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: http://www.investor.greatelmcc.com/events-and-presentations/presentations.

The presentation will also be published after the close of the financial markets on Monday, November 6, 2017. Additionally, the conference call will be webcast simultaneously at https://edge.media-server.com/m6/p/ve3m3y9e.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC focuses on special situations and catalyst-driven investments as it seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “potential,” “continue,” “upside,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: conditions in the credit markets, the price of GECC common stock, performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Meaghan K. Mahoney

Senior Vice President

+1 (617) 375-3006

investorrelations@greatelmcap.com

Endnotes:

(1) The per share figures are based on a weighted average of 11,342,048 shares for the three months ended September 30, 2017, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(4) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so.

GREAT ELM CAPITAL CORP. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES Dollar amounts in thousands (except per share amounts)	September 30, 2017	December 31, 2016
Assets	(unaudited)
Non-affiliated, non-controlled investments, at fair value (amortized cost of $164,758 and $163,809, respectively)	$133,100	$150,323
Non-affiliated, non-controlled short term investments, at fair value (amortized cost of $52,269 and $0, respectively)	52,269	—
Affiliated investments, at fair value (amortized cost of $4,240 and $4,255, respectively)	2,481	4,286
Controlled investments, at fair value (amortized cost of $18,237 and $68, respectively)	17,556	68
Total investments	205,406	154,677

Cash and cash equivalents	8,018	66,782
Receivable for investments sold	—	9,406
Interest receivable	3,648	4,338
Dividends receivable	34	—
Principal receivable	—	786
Due from portfolio company	184	312
Deposit at broker	267	56
Due from affiliates	610	80
Prepaid expenses and other assets	128	107
Total assets	$218,295	$236,544

Liabilities
Notes payable 8.25% due June 30, 2020 (including unamortized premium of $698 and $888 at September 30, 2017 and December 31, 2016, respectively)	$34,344	$34,534
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $1,509 and $0 at September 30, 2017 and December 31, 2016, respectively)	$31,122	$—
Payable for investments purchased	12,853	21,817
Interest payable	77	—
Distributions payable	891	2,123
Due to affiliates	4,626	3,423
Accrued expenses and other liabilities	967	1,663
Offering costs payable	610	—
Total liabilities	$85,490	$63,560

Commitments and contingencies (Note 6)	$—	$—

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 10,729,831 and 12,790,880 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively)	$107	$128
Additional paid-in capital	195,877	219,317
Accumulated net realized losses	(30,921)	(34,341)
Undistributed net investment income	3,579	1,335
Net unrealized depreciation on investments	(35,837)	(13,455)
Total net assets	$132,805	$172,984
Total liabilities and net assets	$218,295	$236,544
Net asset value per share	$12.38	$13.52

GREAT ELM CAPITAL CORP. CONSOLIDATED STATEMENT OF OPERATIONS (unaudited) Dollar amounts in thousands (except per share amounts)	For the Three Months Ended September 30,	For the Nine Months Ended September 30,
	2017	2017
	(unaudited)	(unaudited)
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$5,677	$17,719
Affiliated investments	-	48
Controlled investments	670	1,544
Total interest income	6,347	19,311
Dividend income from non-affiliated, non-controlled investments	108	239
Other income	11	468
Total investment income	6,466	20,018

Expenses:
Management fees	547	1,686
Incentive fees	890	2,784
Administration fees	287	1,054
Custody fees	10	34
Directors’ fees	40	88
Professional services	212	719
Interest expense	717	1,979
Other expenses	193	462
Total expenses	2,896	8,806
Accrued administration fee waiver	0	70
Net expenses	2,896	8,876
Net investment income	3,570	11,142

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain/(loss) from:
Non-affiliated, non-controlled investments	59	3,420
Affiliated investments	—	—
Controlled investments	—	—
Total net realized gain/(loss)	59	3,420
Net change in unrealized appreciation (depreciation) from:
Non-affiliated, non-controlled investments	(13,921)	(19,911)
Affiliated investments	230	(1,790)
Controlled investments	1,330	(681)
Total net change in unrealized appreciation (depreciation)	(12,361)	(22,382)
Net realized and unrealized gains (losses)	(12,302)	(18,962)
Net increase (decrease) in net assets resulting from operations	$(8,732)	$(7,820)

Net investment income per share (basic and diluted):	$0.32	$0.93
Earnings per share (basic and diluted):	$(0.77)	$(0.65)
Weighted average shares outstanding:	11,342,048	11,988,368

GREAT ELM CAPITAL CORP. PER SHARE DATA (unaudited)	For the Three Months Ended September 30,
2017
Per Share Data:(1)
Net asset value, beginning of period	$13.29
Net investment income	0.32
Net realized gains	0.01
Net unrealized losses	(1.16)
Net increase (decrease) in net assets resulting from operations	(0.83)
Accretion from share buybacks	0.17
Distributions declared from net investment income(2)	(0.25)
Distributions declared from net realized gains(2)	0.00
Net decrease resulting from distributions to common stockholders	(0.25)
Net asset value, end of period	$12.38

For the Nine Months Ended September 30,
2017
Per Share Data:(1)
Net asset value, beginning of period	$13.52
Net investment income	0.93
Net realized gains	0.29
Net unrealized losses	(1.98)
Net increase (decrease) in net assets resulting from operations	(0.76)
Accretion from share buybacks	0.37
Distributions declared from net investment income(2)	(0.75)
Distributions declared from net realized gains(2)	0.00
Net decrease resulting from distributions to common stockholders	(0.75)
Net asset value, end of period	$12.38

(1) The per share data was derived by using the weighted average shares outstanding during the period.

(2) The per share data for distributions declared reflects the actual amount of distributions of record per share for the period.